    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1997


                                                      REGISTRATION NO. 333-33285
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                                AMENDMENT NO. 3

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               ------------------

                                STONERIDGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 OHIO                             3714                           34-1598949
   (STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER IDENTIFICATION
             INCORPORATION)            CLASSIFICATION CODE NUMBER)                NUMBER)

                            9400 EAST MARKET STREET
                               WARREN, OHIO 44484
                                 (330) 856-2443

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                CLOYD J. ABRUZZO
                                STONERIDGE, INC.
                            9400 EAST MARKET STREET
                               WARREN, OHIO 44484
                                 (330) 856-2443

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ------------------

                        Copies of all correspondence to:

                AVERY S. COHEN, ESQ.                                 HOWARD S. LANZNAR, ESQ.
               BAKER & HOSTETLER LLP                                 LAWRENCE D. LEVIN, ESQ.
             3200 NATIONAL CITY CENTER                                KATTEN MUCHIN & ZAVIS
               1900 EAST NINTH STREET                            525 W. MONROE STREET, SUITE 1600
               CLEVELAND, OHIO 44114                               CHICAGO, ILLINOIS 60661-3693
                   (216) 621-0200                                         (312) 902-5200

                               ------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     This Amendment No. 3 to the Registration Statement is being filed solely to include Exhibit 10.6 to the Registration Statement.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the fees and expenses in connection with the issuance and distribution of the securities being registered hereunder. Except for the SEC registration fee, NASD filing fee and NYSE filing fee, all amounts are estimates.

     SEC registration fee.................................................    $   37,576
     NASD filing fee......................................................        12,900
     NYSE filing fee......................................................       151,000
     Accounting fees and expenses.........................................       150,000
     Legal fees and expenses..............................................       400,000
     Blue Sky fees and expenses (including counsel fees)..................        10,000
     Printing and engraving expenses......................................       350,000
     Transfer agent's and registrar's fees and expenses...................        25,000
     Miscellaneous expenses...............................................        63,524
                                                                                 -------
               TOTAL......................................................    $1,200,000
                                                                                 =======

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Ohio Revised Code (the "Code") authorizes Ohio corporations to indemnify officers and directors from liability if the officer or director acted in good faith and in a manner reasonably believed by the officer or director to be in or not opposed to the best interests of the corporation, and, with respect to any criminal actions, if the officer or director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made (i) if the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification or (ii) if liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or code of regulations of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Code.

     The Registrant's Code of Regulations provides for the indemnification of directors and officers of the Registrant to the maximum extent permitted by Ohio law as authorized by the Board of Directors of the Registrant, for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director is entitled to indemnification. The Code of Regulations authorizes the Registrant to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Registrant against any liability asserted against them in such capacity or arising out of their status as such, whether or not the Registrant would have power to indemnify such officer, employee or agent against such liability under the provisions of the Code of Regulations of the Registrant.

     The Registrant maintains a directors' and officers' insurance policy which insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.

     Reference is made to Section 8 of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1, for information concerning indemnification arrangements among the Registrant and the Underwriters.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

     Within the past three years, in connection with the exercise of options granted to its senior officers and directors, the Registrant, relying on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, has issued Class B Common Shares (after giving effect to the recapitalization described in "Description of Capital Shares") to the following individuals on or about the following dates and for the following aggregate cash exercise prices in connection with previously granted options:

                                                                                            AGGREGATE
                         INDIVIDUAL                            DATE           SHARES      EXERCISE PRICE
     --------------------------------------------------   ---------------     ------      --------------
     Kevin P. Bagby....................................   August 7, 1997      34,771         $199,500
     Michael Bagby.....................................   August 7, 1997      13,908           79,800
     Thomas Beaver.....................................   August 7, 1997      34,771          199,500
     Richard Cheney....................................   August 7, 1997      34,771          199,500
     Avery Cohen.......................................   August 7, 1997      34,771          199,500
     Chia Day..........................................   August 7, 1997      34,771          199,500
     Richard Emerine...................................   August 7, 1997      13,908           79,800
     Sheldon Epstein...................................   August 7, 1997      34,771          199,500
     David Gargas......................................   August 7, 1997      13,908           79,800
     Howard Goldberg...................................   August 7, 1997      34,771          199,500
     William Haushalter................................   August 7, 1997      34,771          199,500
     William Hull......................................   August 7, 1997      13,908           79,800
     Earl Linehan......................................   August 7, 1997      34,771          199,500
     Mark Oakes........................................   August 7, 1997      34,771          199,500
     Edward F. Mosel...................................   June 30, 1996       21,001          101,321
     David Thomas......................................   June 30, 1996       69,542          335,500

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS -- The following is a list of exhibits in this Registration Statement.


EXHIBIT
  NO.                                            DESCRIPTION
-------   -----------------------------------------------------------------------------------------
 1.1*     Proposed Form of Underwriting Agreement.
 3.1*     Proposed Form of Second Amended and Restated Articles of Incorporation of the Company.
 3.2*     Proposed Form of Amended and Restated Code of Regulations of the Company.
 4.1*     Specimen Temporary Share Certificate.
 5.1*     Opinion of Baker & Hostetler LLP regarding the legality of the Common Shares being registered.
10.1*     Long-Term Incentive Plan.
10.2*     Lease dated October 1, 1993 between D.M. Draime and Alphabet, Inc. (the Company's predecessor) with respect to the Company's Greenwood, North Carolina facility.
10.3*     Lease Agreement between Industrial Development Associates and the Alphabet Division, with respect to the Company's Mebane, North Carolina facility.
10.4*     Lease Agreement between Hunters Square, Inc. and Alphabet, Inc., with respect to the
          Company's division headquarters for the Alphabet Division.
10.5*     Contract Manufacturing Agreement dated January 3, 1993 with a division of General Motors.
10.6      Stock Exchange Agreement among Stoneridge, Inc., Berifors Holding EV, Stan Forseke and
          Bernt Eriksson, dated October 6, 1997; Stock Exchange Option Agreement between
          Stoneridge, Inc. and Kare Esp, dated October 6, 1997; Stock Exchange Option Agreement between Stoneridge, Inc. and John Hoglund, dated October 6, 1997.
10.7*     Joint Venture and Shareholders' Agreements and Cooperation Agreement with Connecto AB.
10.8*     Credit Agreement, among Stoneridge, Inc. and PNC Bank, National Association, Star Bank,
          National Association and National City Bank, and National City Bank, Agent, dated
          September 15, 1997.
10.9*     Agreement with DAV (Labinal) dated June 9, 1994.
10.10*    Proposed Form of Tax Indemnification Agreement.
23.1*     Consent of Baker & Hostetler LLP (contained in Exhibit 5.1).
23.2      Consent of Arthur Andersen LLP.
24.1*     Powers of Attorney (contained in the signature pages).
27.1*     Financial Data Schedule for six-months ended June 30, 1997.
27.2*     Financial Data Schedule for six-months ended June 30, 1996.
27.3*     Financial Data Schedule for the year ended December 31, 1996.
27.4*     Financial Data Schedule for the year ended December 31, 1995.
27.5*     Financial Data Schedule for the year ended December 31, 1994.


---------------


 * Previously filed

(b) FINANCIAL STATEMENT SCHEDULE

     Schedule II -- Valuation of Qualifying Accounts is located at page F-17.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cleveland, State of Ohio, on the 8th day of October, 1997.


                                          STONERIDGE, INC.

                                          By: /s/ KEVIN P. BAGBY
                                            ------------------------------------
                                                Kevin P. Bagby,
                                                Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 8th day of October, 1997.


                  SIGNATURE                                     TITLE
---------------------------------------------   --------------------------------------

CLOYD J. ABRUZZO*                               President, Chief Executive Officer,
---------------------------------------------   Assistant Secretary and Director
Cloyd J. Abruzzo                                (principal executive officer)

/s/ KEVIN P. BAGBY                              Chief Financial Officer and Treasurer
---------------------------------------------   (principal financial officer and
Kevin P. Bagby                                  principal accounting officer)

D.M. DRAIME*                                    Director
---------------------------------------------
D.M. Draime

RICHARD E. CHENEY*                              Director
---------------------------------------------
Richard E. Cheney

AVERY S. COHEN*                                 Director
---------------------------------------------
Avery S. Cohen

SHELDON J. EPSTEIN*                             Director
---------------------------------------------
Sheldon J. Epstein

EARL L. LINEHAN*                                Director
---------------------------------------------
Earl L. Linehan

* By: /s/ KEVIN P. BAGBY
     ----------------------------------------------
     Kevin P. Bagby, Attorney-in-fact